Exhibit 99.B(g)(3)(i)

May 1, 2009

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon - Securities Lending

32 Old Slip, 15th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the “Agreements”), we hereby notify you of the addition of ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, ING RussellTM Mid Cap Growth Index Portfolio, and ING Hang Seng Index Portfolio, each a series of ING Variable Portfolios, Inc., (collectively, the “Portfolios”), to be included on the Amended Exhibit A to the Agreements.  This Amended Exhibit A supersedes the previous Amended Exhibit A dated October 31, 2008 and is attached hereto.

The Amended Exhibit A has also been updated 1) to reflect name changes for ING LargeCap Growth Fund to ING Growth Opportunities Fund, ING Global Real Estate Portfolio to ING Clarion Global Real Estate Portfolio, ING Julius Baer Foreign Portfolio to ING Artio Foreign Portfolio, ING Oppenheimer Active Asset Allocation Portfolio to ING Oppenheimer Active Allocation Portfolio, ING PIMCO Core Bond Portfolio to ING PIMCO Total Return Bond Portfolio, ING Van Kampen Real Estate Portfolio to ING Clarion Real Estate Portfolio, ING VP Index Plus International Equity Portfolio to ING Index Plus International Equity Portfolio, ING Columbia Small Cap Value II Portfolio to ING Columbia Small Cap Value Portfolio, ING SPorts Core Plus Fixed Income Fund to ING SPorts International Fixed Income Fund, ING VP Strategic Allocation Conservative Portfolio to ING Strategic Allocation Conservative Portfolio, ING VP Strategic Allocation Growth Portfolio to ING Strategic Allocation Growth Portfolio, ING VP Strategic Allocation Moderate Portfolio to ING Strategic Allocation Moderate Portfolio, ING VP Growth and Income Portfolio to ING Growth and Income Portfolio II, ING Lehman Brothers U.S. Aggregate Bond Index Portfolio to ING U.S. Bond Index Portfolio, ING Russell Global Large Cap Index 85% Portfolio to ING Russell Global Large Cap Index 75% Portfolio, ING BlackRock Global Science and Technology Portfolio to ING BlackRock Global Science and Technology Opportunities Portfolio, ING VP Index Plus LargeCap Portfolio to ING Index Plus LargeCap Portfolio, ING VP Index Plus MidCap Portfolio to ING Index Plus MidCap Portfolio, ING VP Index Plus SmallCap Portfolio to ING Index Plus SmallCap Portfolio, ING VP Small Company Portfolio to ING Small Company Portfolio, ING Opportunistic LargeCap Value Portfolio to ING Opportunistic LargeCap Portfolio, ING VP International Value Portfolio to ING International Value Portfolio, ING VP MidCap Opportunities Portfolio to ING MidCap Opportunities Portfolio, ING VP SmallCap Opportunities Portfolio to ING SmallCap Opportunities Portfolio, ING VP Balanced Portfolio, Inc. to ING Balanced Portfolio, Inc., ING VP Balanced Portfolio to ING Balanced Portfolio, ING VP Intermediate Bond Portfolio to ING Intermediate Bond Portfolio, and ING VP Money Market Portfolio to ING Money Market Portfolio, and 2) by the removal of ING Financial Services Fund, ING Fundamental Research Fund, ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III, ING Index Plus LargeCap Equity Fund IV, ING Index Plus LargeCap Equity Fund V, ING Index Plus LargeCap Equity Fund VI, ING Index Plus LargeCap Equity Fund VII, ING OpCap Balanced Value Portfolio, ING 130/30 Fundamental Research Fund, and ING Global Science and Technology Fund, as these funds recently merged into other funds, or were dissolved.

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

Please signify your acceptance to provide services under the Agreements with respect to the Portfolio by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

		By:	/s/ Todd Modic
		Name:	Todd Modic
		Title:	Senior Vice President
ING Equity Trust
ING Variable Portfolios, Inc.
ING Investors Trust
ING Partners, Inc.
ING Series Fund, Inc.
ING Separate Portfolios Trust
ING Variable Funds
ING Variable Insurance Trust
ING Variable Portfolios, Inc.
ING Variable Products Trust
ING Balanced Portfolio, Inc.
ING Intermediate Bond Portfolio
ING Money Market Portfolio
ING Strategic Allocation Portfolios, Inc.

ACCEPTED AND AGREED TO:
The Bank of New York Mellon
By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director, Duly Authorized

2

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT

Fund	BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund	470269

ING Equity Trust
ING Equity Dividend Fund	471164
ING Index Plus LargeCap Equity Fund VIII	TBD
ING Index Plus LargeCap Equity Fund IX	TBD
ING Index Plus LargeCap Equity Fund X	TBD
ING Index Plus LargeCap Equity Fund XI	TBD
ING Index Plus LargeCap Equity Fund XII	TBD
ING Growth Opportunities Fund	464733
ING MidCap Opportunities Fund	464741
ING Opportunistic LargeCap Fund	464288
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING SmallCap Value Multi-Manager Fund	NWQ Sleeve – 464788
KAR Sleeve – 470532
IIM Sleeve – 470533
ING Value Choice Fund	464786

ING Funds Trust
ING Classic Money Market Fund	464008
ING GNMA Income Fund	464012
ING High Yield Bond Fund	464010
ING Institutional Prime Money Market Fund	464048
ING Intermediate Bond Fund	464006

ING Global Advantage and Premium Opportunity Fund	464792 domestic
464790 global
464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure Development Equity Fund	471149

ING International High Dividend Equity Income Fund	IIM – 471086
IIMA Europe – 471088
IIM Asia/Pacific – 471090

ING Investors Trust
ING AllianceBernstein Mid Cap Growth Portfolio	058102
ING American Funds Asset Allocation Portfolio	471146
ING American Funds Bond Portfolio	471173

Fund	BNY Account Number (domestic/global)

ING American Funds Growth Portfolio	464755
ING American Funds Growth-Income Portfolio	464753
ING American Funds International Portfolio	464761
ING American Funds World Allocation Portfolio	471391
ING Artio Foreign Portfolio	279606
ING BlackRock Large Cap Growth Portfolio	279607
ING BlackRock Large Cap Value Portfolio	279608
ING BlackRock Inflation Protected Bond Portfolio	470551
ING Clarion Global Real Estate Portfolio	464280
ING Clarion Real Estate Portfolio	058086
ING Disciplined Small Cap Value Portfolio	464711
ING Evergreen Health Sciences Portfolio	464704
ING Evergreen Omega Portfolio	464706
ING FMRSM Diversified Mid Cap Portfolio	058404
ING Franklin Income Portfolio	464703
ING Franklin Mutual Shares Portfolio	470549
ING Franklin Templeton Founding Strategy Portfolio	470550
ING Focus 5 Portfolio	Composite – 471087
Large Cap Market 10 – 471096
U.S. Blue-Chip 10 – 471094
Int’l Blue-Chip 75 – 471144
Small Cap 40 – 471170
25 Fund – 471098
ING Global Resources Portfolio	058085
ING Goldman Sachs Commodity Strategy Portfolio	471201
ING Index Plus International Equity Portfolio	464492
ING International Growth Opportunities Portfolio	279604
ING Janus Contrarian Portfolio	058401/279601
ING JPMorgan Emerging Markets Equity Portfolio	058096
ING JPMorgan Small Cap Core Equity Portfolio	279610
ING JPMorgan Value Opportunities Portfolio	464582
ING Legg Mason Value Portfolio	058400/279600
ING LifeStyle Aggressive Growth Portfolio	464998
ING LifeStyle Conservative Portfolio	471092
ING LifeStyle Growth Portfolio	464996
ING LifeStyle Moderate Growth Portfolio	464994
ING LifeStyle Moderate Portfolio	464992
ING Limited Maturity Bond Portfolio	058082
ING Liquid Assets Portfolio	058081
ING Lord Abbett Affiliated Portfolio	058220
ING Marsico Growth Portfolio	058101
ING Marsico International Opportunities Portfolio	464576
ING MFS Total Return Portfolio	058100
ING MFS Utilities Portfolio	464584
ING Multi-Manager International Small Cap Portfolio	Fund – 471209
Schroder Sleeve – 471203
American Century Sleeve - 471327
ING Oppenheimer Active Allocation Portfolio	471395
ING Oppenheimer Main Street Portfolio®	058099

Fund	BNY Account Number (domestic/global)

ING PIMCO Total Return Bond Portfolio	058103
ING PIMCO High Yield Portfolio	464018
ING Pioneer Equity Income Fund	470567
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580
ING Stock Index Portfolio	464701
ING T. Rowe Price Capital Appreciation Portfolio	058084
ING T. Rowe Price Equity Income Portfolio	058087
ING Templeton Global Growth Portfolio	058095
ING Van Kampen Capital Growth Portfolio	279609
ING Van Kampen Global Franchise Portfolio	279605
ING Van Kampen Global Tactical Asset Allocation Portfolio	471115
ING Van Kampen Growth and Income Portfolio	058090
ING Wells Fargo Small Cap Disciplined Portfolio	464795

ING Mayflower Trust
ING International Value Fund	Brandes Sleeve – 464212
IIM Sleeve – 471400
Composite - 471399

ING Mutual Funds
ING Asia-Pacific Real Estate Fund	471156
ING Disciplined International SmallCap Fund	464294
ING Diversified International Fund	464292
ING Emerging Countries Fund	464214
ING Emerging Markets Fixed Income Fund	464296
ING European Real Estate Fund	471148
ING Foreign Fund	464202
ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751
ING Global Natural Resources Fund	464210
ING Global Real Estate Fund	464220
ING Global Value Choice Fund	464218
ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Equity Dividend Fund	470552
ING International Growth Opportunities Fund	464206
ING International Real Estate Fund	464298
ING International SmallCap Multi-Manager Fund	464216
ING International Value Choice Fund	464278
ING Russia Fund	464208

ING Partners, Inc.
ING American Century Large Company Value Portfolio	464544
ING American Century Small-Mid Cap Value Portfolio	464515/464521
Composite - 464501
ING Baron Asset Portfolio	464556
ING Baron Small Cap Growth Portfolio	464504

Fund	BNY Account Number (domestic/global)

ING Columbia Small Cap Value Portfolio	Team II, Sleeve 1 – 464785
Team I, Sleeve II – 471330
Composite – 471329
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Growth Portfolio	464570
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2045 Portfolio	471159
ING Index Solution Income Portfolio	471151
ING JPMorgan Mid Cap Value Portfolio	464506
ING Legg Mason Partners Aggressive Growth Portfolio	464518
ING Neuberger Berman Partners Portfolio	464598
ING Oppenheimer Global Portfolio	464508
ING Oppenheimer Strategic Income Portfolio	464548
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2025 Portfolio	464594
ING Solution 2035 Portfolio	464596
ING Solution 2045 Portfolio	464574
ING Solution Growth and Income Portfolio	471082
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520
ING Van Kampen Comstock Portfolio	464512
ING Van Kampen Equity and Income Portfolio	464536

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust
ING SPorts Core Fixed Income Fund	470568
ING SPorts International Plus Fixed Income Fund	470569

ING Series Fund, Inc.
Brokerage Cash Reserves	464062
ING Alternative Beta Fund	471392
ING Balanced Fund	464764
ING Corporate Leaders 100 Fund	471161
ING Global Target Payment Fund	471174
ING Growth and Income Fund	464723

Fund	BNY Account Number (domestic/global)

ING Index Plus LargeCap Fund	464726
ING Index Plus MidCap Fund	464727
ING Index Plus SmallCap Fund	464725
ING Money Market Fund	464064
ING Small Company Fund	464729
ING Strategic Allocation Conservative Fund	464722
ING Strategic Allocation Growth Fund	464720
ING Strategic Allocation Moderate Fund	464719
ING Tactical Asset Allocation Fund	471160
ING U.S. Government Money Market Fund	471239

ING Strategic Allocation Portfolios, Inc.
ING Strategic Allocation Conservative Portfolio	464420
ING Strategic Allocation Growth Portfolio	464418
ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds
ING Growth and Income Portfolio II	464402

ING Variable Portfolios, Inc.
ING BlackRock Global Science and Technology Opportunities Portfolio	464422
ING Global Equity Option Portfolio	471397
ING Hang Seng Index Portfolio	471349
ING Index Plus LargeCap Portfolio	464406
ING Index Plus MidCap Portfolio	464408
ING Index Plus SmallCap Portfolio	464410
ING International Index Portfolio	471167
ING Morningstar® U.S. GrowthSM Index Portfolio	471206
ING Opportunistic LargeCap Growth Portfolio	464404
ING Opportunistic LargeCap Portfolio	464424
ING Russell™ Global Large Cap Index 75% Portfolio	471202
ING RussellTM Large Cap Growth Index Portfolio	471346
ING RussellTM Large Cap Value Index Portfolio	471352
ING RussellTM Mid Cap Growth Index Portfolio	471354
ING RussellTM Large Cap Index Portfolio	471172
ING RussellTM Mid Cap Index Portfolio	471168
ING RussellTM Small Cap Index Portfolio	471166
ING Small Company Portfolio	464414
ING U.S. Bond Index Portfolio	471169
ING U.S. Government Money Market Portfolio	471237
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

ING Variable Products Trust
ING International Value Portfolio	464464
ING MidCap Opportunities Portfolio	464444
ING SmallCap Opportunities Portfolio	464450

ING Balanced Portfolio, Inc.	464428
ING Balanced Portfolio

Fund	BNY Account Number (domestic/global)

ING Intermediate Bond Portfolio	464400

ING Money Market Portfolio	464412